FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

      Date of Report (Date of earliest event reported) November 26, 1996.


                         DCI Telecommunications, Inc.
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            (Exact name of registrant as specified in its charter)


          Colorado                   2-96976-D               84-1155-41
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     (State or other        (Commission File                (IRS Employer
      jurisdiction of        Number)                         Identification
      incorporation)                                         Number)

                        P.O. Box 320334, Fairfield, CT 06432
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                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (203) 259-7713

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         (Former name or former address, if changed since last report.)

 ITEM 2: Acquisition or Disposition of Assets

On November 26, 1996, DCI Telecommunications, Inc. entered into a stock purchase agreement with Muller Media, Inc. (Muller), a New York corporation, whereby DCI acquired 100% of the outstanding common stock of Muller in a stock for stock purchase, with DCI exchanging one million two hundred thousand (1,200,000) shares of common stock for all of the shares of Muller Media capital stock. The DCI stock was valued at two dollars and fifty cents ($2.50) per share.

The shares of both companies have been deposited with an escrow agent. DCI can repurchase the shares, if Muller exercises a "put" option which commences on the earlier of 120 days from December 27, 1996, unless an extension is requested by DCI, which Muller Media cannot unreasonably withhold, or 14 days after DCI has received an aggregate of $3,000,000 in net proceeds from the sale of its capital stock. The selling stockholders have an option to keep DCI stock or accept up to $3,000,000 in cash from DCI. DCI is in the process of filing an S-1 Registration with respect to raising $7.5 million via a convertible preferred issue.

The Stock Purchase Agreement is attached hereto and sets forth in detail the final agreement between the parties.

The persons from whom the Muller stock was acquired are:

                          Robert Muller              80%

                          Daniel Mulholland          20%

The valuation was based on arms length negotiation. Mr. Robert Muller, President of Muller Media, has been on the Board of Directors of DCI since December 1994.

The physical property acquired consists primarily of furniture and office equipment used in the company's headquarters. Muller is a distributor of syndicated programming and motion pictures to the television and cable industry. The registrant's intention is to continue to use such assets for the same purpose.

It is impracticable to provide the required audited financial statements with this Form 8K but the company expects to file such statements within 60 days of this report. The company is voluntarily filing unaudited statements listed below.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

Copy of Stock Purchase Agreement

Muller Media Balance Sheets
 - June 30, 1996,  December 31, 1995

Muller Media Statements of Operations
 - Year Ended December 31, 1995, 6 months Ended June 30, 1996

Muller Media Statement of Cash Flow
 - Year Ended December 31, 1995, 6 months Ended June 30, 1996

Pro Forma Consolidated Balance Sheet

Pro Forma Consolidated Statement of Operations

                           STOCK PURCHASE AGREEMENT

                                     Among

                              MULLER MEDIA,INC.,
                              ROBERT MULLER, and
                               DANIEL MULHOLLAND

                                      and

                         DCI TELECOMMUNICATIONS, INC.




                               November 26, 1996

                           STOCK PURCHASE AGREEMENT

    AGREEMENT made this 26th day November, 1996 among MULLER MEDIA, INC., a corporation organized under the laws of the State of New York (the "Company"); ROBERT MULLER ("Muller"); DANIEL MULHOLLAND ("Mulholland"; together with Muller, the "Selling Stockholders") (the Company and the Selling Stockholders are sometimes collectively referred to as the "Sellers"); and DCI TELECOMMUNICATIONS, INC., a corporation organized under the laws of the State of Colorado ("Purchaser").

A. The Company is engaged in the business of purchasing, selling, distributing, licensing and otherwise dealing in the acquisition and transfer of motion
picture   and   other   entertainment  media  and  rights  (collectively,   the
"Business").

B. Purchaser desires to purchase, and the Selling Stockholders desire to sell, all of the capital stock of the Company, as more fully set forth herein.

    NOW THEREFORE, in consideration of the premises and of the mutual promises, covenants, representations and warranties made in this Agreement, Purchaser, the Company and the Selling Stockholders intending to be legally bound, hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings, respectively:

    "Accounts Receivable" shall mean all of the Company's accounts receivable and notes receivable created or arising in respect of the sale of products, services or other assets of the Business or otherwise.

    "Affiliate" shall mean, as to any specified person, (a) any other person controlling, controlled by or under common control with such specified person,
(b) any officer, director or partner of such specified person, (c) any other person of which such specified person is an officer, employee, agent, director, shareholder or partner or (d) any member of the Family Group of such specified person or of any individual who is an Affiliate of such specified person by reason of clause (a) or (b) of this definition. The term "control", with respect to any person, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or a partnership interest, by contract or otherwise. "Family Group" means, as to any individual, such individual's spouse, ancestors, lineal descendants and trusts for the benefit of any of the foregoing, provided that all the income beneficiaries and remainderman of any such trust are such individual's spouse, ancestors or lineal descendants.

   "Assets" shall mean, collectively, the Accounts Receivable, Cash, Equipment, Intellectual Property and Information, Leasehold Improvements and Fixtures, Prepaid Items, Leased Real Property and Rights and Other Property, all as existing on the Closing Date.

  "Cash" shall mean all of the Company's cash and cash equivalents.

   "Closing" shall mean the consummation of the transactions contemplated to occur hereunder on the Closing Date pursuant to Article III hereof.

   "Closing Date" shall mean the fifth business day after the conditions to Closing have been satisfied, or such other date and time as shall be mutually agreed to in writing by the parties but not more than 30 days from date of execution of this Agreement.

    "Condition" shall mean the assets, liabilities, business, prospects, operations, results of operations or condition (financial or otherwise) of the Company or the Assets.

    "Employment Agreement" shall mean, as the context may require, each of  the
Employment   Agreements   between  Purchaser  and  the  Selling   Stockholders,
respectively, in the forms attached hereto as Exhibits A-1 and A-2.

    "Equipment" shall mean all of the Company's furniture, fixtures, machinery, equipment, motor vehicles, office equipment, computers, tools and replacement parts, wherever located (including without limitation all Equipment in the possession of vendors or others), all as existing on the Closing Date.

   "Escrow Agent" shall mean Whitman Breed Abbott & Morgan or Pavia & Harcourt, as the context may require, in each case, acting in its capacity as escrow agent under the Escrow Agreement.

    "Escrow Agreement" shall mean the Escrow Agreement among the Company, the Selling Stockholders, Purchaser and each of the Escrow Agents in the form attached hereto as Exhibit B.

    "Intellectual Property and Information" shall mean all the following assets of the Company: patents, applications for patents, trademarks, trademark registrations, applications for trademark registrations, trade names, service marks, copyrights, computer programs, trade secrets, product related artwork and know-how.

    "Leased Real Property" shall mean the real property leased by the Company and located at 11 East 47th Street, New York, New York.

    "Leasehold Improvements and Fixtures" shall mean all of the leasehold improvements, fixtures and appurtenances owned by the Company and attached to the Leased Real Property, all as existing on the Closing Date.

    "Liabilities" shall mean any and all obligations or liabilities of the Company of any nature whatsoever, express or implied, matured or unmatured, disputed, liquidated, unliquidated, absolute, fixed or contingent, known or unknown.

    "Liens"  shall  mean mortgages, liens, pledges, claims,  charges,  security interests, conditional sale agreements, license agreements, options, imperfections of sale, tenancies or other rights, interests or encumbrances of any nature whatsoever.

    "Prepaid Items" shall mean all of the Company' prepaid expenses, including but not limited to advances and deposits, all as existing on the Closing Date.

    "Rights and Other Property" shall mean all of the Company's assets not included in the Accounts Receivable, Cash, Equipment, Intellectual Property and Information, Inventory, Leasehold Improvements and Fixtures, Prepaid Items and Leased Real Property used or useful in carrying out the business of the Company as it is currently conducted, including, without limitation, all of the following which relate to such business: marketable securities, shares of capital stock, partnership interests or other securities in any corporation, partnership or other entity owned by the Company, the Company' rights under agreements with third parties , executed originals of such agreements, rights of offset, credits, claims against third parties for refunds, causes of action, judgments, proceeds of insurance, going concern value, goodwill, rights in the name "Muller Media" and any variation thereof, contract rights, purchase orders, sales orders, warranties and licenses received from manufacturers and sellers of Equipment and Inventory, vendor and customer records, shipping records, franchises, licenses, permits, consents, approvals, certificates of public convenience, waivers and authorizations, technical information, telephone numbers, rights, files, books and records (whether in hard copy or magnetic form), sales and product brochures and catalogs and other sales literature and materials

   "Shares" shall mean the capital stock of the Company outstanding on the Closing Date.

                                  ARTICLE II
            SALE AND PURCHASE OF SHARES; TRANSACTION CONSIDERATION

Section 2.1. Sale and Purchase of Shares. Subject to the terms and conditions contained in this Agreement, at the Closing on the Closing Date, the Selling Stockholders shall sell, assign, transfer and deliver to Purchaser and Purchaser shall purchase from the Selling Stockholders, free and clear of all Liens, all of the Shares. The Shares shall be delivered to Pavia & Harcourt, as Escrow Agent, for deposit and disposition pursuant to the Escrow Agreement it being understood however, that unless and until such Shares are released to Purchaser in accordance with the terms of the Escrow Agreement, title thereto shall remain with the Selling Stockholders.

Section 2.2.  Transaction Consideration.

     (a) At the Closing, Purchaser shall deliver to Whitman Breed Abbott & Morgan, as Escrow Agent, for deposit and disposition pursuant to the Escrow Agreement, 1,200,000 shares of unregistered, restricted Common Stock, $.0001 par value, of Purchaser ("DCI Shares") valued at a price of $2.50 per share (the "Closing Consideration"), it being understood, however, that unless and until such DCI Shares are released to Selling Stockholders in accordance with the terms of the Escrow Agreement, title thereto shall remain with Purchaser.

     (b) Commencing on the earlier of (i) 120 days from the Closing Date (or such longer period as may be consented to in writing by the Selling
Stockholders, which consent shall not be unreasonably withheld) and (ii) fourteen days after the date on which DCI has received an aggregate of $3,000,000 in net proceeds from the sale of its capital stock after the Closing Date, and ending on the later of (x) the tenth business day thereafter and (y) if the date referred to in clause(ii) precedes the date referred to in clause
(i), the tenth business day after the Selling Stockholders have received written notice that the conditions in clause (ii) above have been satisfied (the "Option Period"), the Selling Stockholders shall have the option (the "Put Option") to require DCI to repurchase DCI Shares representing the Closing
Consideration from them, pro rata in accordance with Schedule A, with an aggregate value of up to $3,000,000. The Selling Stockholders must exercise their Put Option by notice in writing to DCI prior to the expiration of the Option Period. The per share price at which DCI repurchases such DCI Shares from the Selling Stockholders shall equal the average closing price of DCI Shares on NASDAQ or, if the DCI Shares are not then listed on NASDAQ, the average of the closing bid and ask price of DCI Shares on the OTC Bulletin Board, in each case for the two weeks preceding the date of exercise of the option. If the aggregate value of the DCI Shares issued by DCI to the Selling Stockholders as the Closing Consideration, determined in accordance with the preceding sentence as of the date of exercise of the Put Option, is less than $3,000,000, then DCI shall promptly issue to the Selling Stockholders, pro rata in accordance with Schedule A, that number of DCI Shares (the "Deferred Closing Consideration") as is necessary to increase such aggregate value to equal $3,000,000. Such Deferred Consideration shall be held by Whitman Breed Abbott & Morgan, as Escrow Agent under and pursuant to the Escrow Agreement and shall automatically and without further act, immediately become subject to the exercised Put Option. The Deferred Closing Consideration and the Closing Consideration are sometimes collectively referred to herein as the Transaction Consideration. If the aggregate value of the DCI Shares issued by DCI to the Selling Stockholders as the Closing Consideration, determined as set forth above as of the date of the exercise of the Put Option, is more than $3,000,000, then DCI shall purchase only such number of DCI Shares whose aggregate value equals the $3,000,000 and any remaining DCI Shares shall be transferred into the names of and delivered to the Selling Stockholders pro rata in accordance with Schedule A.

     (c) The closing of the Put Option shall be held on the tenth day after the end of the Option Period, at which time the Selling Stockholders shall cause Pavia & Harcourt, as Escrow Agent to deliver to DCI the DCI Shares with respect to which the Put Option was exercised free and clear of all Liens and DCI shall (i) pay the purchase price therefor in cash, certified or bank check, or by wire transfer to the Selling Stockholders pro rata in accordance with Schedule A, and (ii) cause Whitman Breed Abbott & Morgan, as Escrow Agent to release the remaining DCI Shares to the Selling Stockholders, pro rata in accordance with Schedule A. Upon the occurrence of the above, the Selling Stockholders shall cause Pavia & Harcourt, as Escrow Agent to deliver all of the Shares to DCI. Immediately upon occurrence of above, Purchaser shall execute Employment Agreements and deliver to Selling Stockholders.

     (d) If the Put Option is exercised by the Selling Stockholders with respect to all of the DCI Shares constituting the Transaction Consideration and DCI defaults in its obligation to purchase such Shares, then, the transaction unwinds, and the parties shall have no further liability or obligation to each other pursuant to this Agreement, except that if Purchaser has secured funds but does not complete such purchase, Purchaser shall immediately pay to Seller an amount equal to the reasonable out-of-pocket expenses including without limitation reasonable attorneys' fees and expenses incurred by the Company and the Selling Stockholders in connection with their efforts in consummating the transactions contemplated hereby. If no funds are secured by the Purchaser, then Purchaser is not responsible for any Seller expenses incurred other than as set forth in Section 3.1(c). A closing of the transactions contemplated by this Subsection (d) shall take place within ten (10) days of a default by DCI as provided in the preceding sentence.

Sections 2.3, 2.4 and 2.5 intentionally left blank.

Section 2.6. Allocation of Transaction Consideration. Sellers and Purchaser agree that the Transaction Consideration shall be allocated among the Shares in the manner determined by the tax advisors of the Seller and further agree that each will report the federal income tax consequences of such purchase and sale contemplated hereby in a manner consistent with such allocation.

                                  ARTICLE III
                                    CLOSING

Section 3.1.  Closing.

     (a) General. Unless otherwise agreed to by the parties hereto, the closing under this Agreement (the "Closing") will be held at the offices of Whitman Breed Abbott & Morgan, 100 Field Point Road, Greenwich, Connecticut 06830.

     (b) Deliveries.  At the Closing:

          (i)  Each of the Selling Stockholders will:

               (a) Deliver to Pavia & Harcourt, as Escrow Agent Certificates
                  representing all of their Shares duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and such other instruments of transfer, sale and assignment as shall be necessary to vest in Purchaser good title to, or to assign and transfer to Purchaser all of the Selling Stockholders' and the Company's right, title and interest in the Shares and the Assets; and

               (b) Deliver to Purchaser all other agreements, certificates, consents, approvals and documentary evidence required to be delivered pursuant to Sellers' obligations hereunder and a certificate confirming the accuracy of their representations and warranties made in Article IV hereof.

          (ii) Purchaser will pay to Whitman Breed Abbott & Morgan,   as
               Escrow Agent the Closing Consideration specified in Section 2.2, and will deliver to Sellers such agreements, certificates, consents, approvals and documentary evidence required to be delivered pursuant to Purchaser's obligations hereunder and a certificate confirming the accuracy of its representations and warranties made in Article V hereof.

               (c) Expenses. Unless otherwise specifically set forth in this
                  Agreement, the Sellers shall be responsible for the payment of costs they have incurred and will incur in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and Purchaser shall be responsible for the payment of costs it has incurred and will incur in connection with the execution and delivery of this Agreement and consummation of the transactions contemplated hereby; provided, however, that Purchaser shall be responsible for the payment of all costs in connection with obtaining audited financial statements of the Company and provided, further that any sales taxes, property transfer taxes and similar or related taxes payable in connection with the transfer of the Shares and Assets shall be paid by the Selling Stockholders; provided further that if any of the Sellers or Purchaser becomes subject to a judicial proceeding which results in the invalidity or rejection of, or a stay, injunction or similar order continuing for more than ninety (90) days against this Agreement or the transactions contemplated hereby or consummated hereunder, then such party shall immediately pay to the other an amount equal to the reasonable out-of-pocket expenses, including without limitation, reasonable attorney's fees and expenses incurred in connection with the efforts of such other party respecting the transactions contemplated hereby.

               (d) Subsequent Documentation.  Each party hereto   shall at any
                  time and from time to time upon the request of any other party hereto execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further assignments and instruments of sale and transfer as may be reasonably required for the better assigning, transferring and confirming to such requesting party or its successors and assigns, or for aiding and assisting such requesting party or its successors and assigns in collecting and reducing to possession, any or all of the DCI Shares, the Shares or the Assets, as the case may be.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES RESPECTING
                                  THE COMPANY

Each  of  the  Sellers   represents and warrants  with  respect  to  itself  to
Purchaser as follows:

Section 4.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

Section 4.2. Due Authorization. The execution and delivery of this Agreement by each of the Sellers and the sale of the Shares and performance of the obligations of each of the Sellers contemplated hereby, by the Escrow Agreement and by the Employment Agreements have been duly and validly authorized by all necessary corporate and shareholder action. Each of the Sellers has the right, power and authority to enter into and perform this Agreement, the Escrow Agreement and its respective Employment Agreement.

Section 4.3. Conflict with other Instruments: Absence of Restrictions. The execution, delivery and performance of this Agreement, the Escrow Agreement and the Employment Agreements by each of the Sellers, including without limitation the transfer of the Shares by the Selling Stockholders to Purchaser, will not contravene any provision of the Company's articles of incorporation or by-laws and except as otherwise disclosed to Purchaser on or prior to the Closing Date, will not result in a breach of, or constitute a default under, any agreement or other document to which any of the Sellers is a party or by which any of the Sellers is bound, or any decree, order or rule of any domestic or foreign court or governmental agency or any provision of applicable law which is binding on any of the Sellers or on any of the Assets, or result in the creation or imposition of any mortgage, pledge, lien, charge, assessment, encumbrance, claim or restriction of any nature on any of the Company, the Shares or the Assets or give to others any interest or rights therein or create in any third party the right to modify, terminate or accelerate (or to make a claim for damages in respect of) any instrument or contract to which any of the Sellers is a party or by which any of the Sellers is bound.

Section  4.4.  Government and Third-Party Approvals.  Except  as  disclosed  to
Purchaser on or prior to the Closing Date, no consent by, approval or authorization of or filing, registration or qualification with any federal, state or local authority, or any foreign governmental authority, or any corporation, person or other entity (including any party to any contract or agreement with any of the Sellers) is required (i) for the execution, delivery or performance of this Agreement, the Escrow Agreement or the Employment Agreements by any of the Sellers, or (ii) in connection with the consummation by the Sellers of the transactions contemplated hereby and thereby.

Section 4.5. Title to Shares and Assets and Related Matters. The Selling Stockholders have good, valid and marketable title to all of the Shares and the Company has good, valid and marketable title to all of its assets constituting the Assets, whether tangible or intangible, and whether consisting of real or personal property and all such Shares and Assets are held free and clear of any Liens except for Liens disclosed to Purchaser on or prior to Closing Date and liens for current taxes and assessments not yet due and payable. The instruments of transfer to be executed by the Selling Stockholders at the Closing will be effective to transfer to Purchaser good and marketable title to, and assign to Purchaser all of the Selling Stockholders' right, title and interest in and to, the Shares free and clear of any Liens.

Section 4.6. Other Representations Regarding Assets and Shares.

     (a) Real Property. With respect to the lease for the Leased Real Property, no breach or event of default on the part of Company and to the knowledge of Sellers, no breach or event of default on the part of any other party thereto and no event that, with the giving of notice or lapse of time, or both, would constitute such breach or event of default has occurred and is continuing unremedied or unwaived that would adversely affect the Condition.

To the knowledge of Sellers, there is no outstanding notice of violation, order or citation against the Company under any law, ordinance, governmental rule or regulation relating to any of the Leased Real Property.

No real property is owned, leased, operated, occupied or used by the Company in connection with the operation of the Business, other than the Leased Real Property.

Section 4.6 (b)-(f) Intentionally Left Blank.

     (g) Intellectual Property and Information. No claim is pending or, to the knowledge of Sellers, threatened to the effect that (i) the present or past operations of the Company infringe upon or conflict with the asserted rights of any other person in respect of any Intellectual Property and Information or
(ii) any Intellectual Property and Information is invalid or unenforceable.

     (h) Generally. The assets constituting the Assets constitute all of the material assets of the Company used in carrying out the business of the Company as it is currently conducted.

     (i) Subsidiaries. The Company has no subsidiaries and has never had any subsidiaries.

     (j) Shares. All of the Shares are duly authorized, validly issued and outstanding, fully paid and nonassessable. The Selling Stockholders are the record and beneficial owners of all of the hares as set forth in Schedule A, free and clear of any and all Liens. The Shares are transferrable without restriction. There are no agreements, commitments or restrictions relating to the ownership or voting of any of the Shares.

     (k) Options or Other Rights. There is no outstanding option, warrant, call, commitment, subscription, conversion privilege or other agreement requiring the issuance, sale, disposition, purchase or redemption of any shares of stock or other securities of the Company (and there is no agreement or commitment to issue any such option, warrant, call, subscription, conversion privilege or other right). None of the shares of stock or other securities of the Company are reserved for issuance for any purpose.

Sections 4.7 and 4.8 Intentionally left blank.

Section 4.9. Permits and Approvals. All licenses, permits, approvals, authorizations, consents and registrations pertaining to the Assets and the Company, are in full force and effect, and the Company is currently being operated in compliance with the terms of each of the foregoing.

Section 4.10. Compliance with Law. Sellers have complied with each, and, to the knowledge of Sellers, the Sellers are not in violation of, any, law, ordinance or governmental rule or regulation to which the Company, or the Assets are subject and, to the knowledge of Sellers, the Company has not failed to obtain, any license, permit or authorization necessary to the ownership of the Assets or the operation of the Company.

Section 4.11 Intentionally Left Blank.

Section 4.12. Litigation. Except as disclosed to Purchaser on or prior to the Closing Date, no litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Sellers, threatened against Sellers with respect to the Company or any of the Assets, and the Sellers know of no basis for any such litigation, arbitration, investigation or proceeding; and the Sellers are not a party to or to the knowledge of Sellers, subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which materially and adversely affects the Company or the Assets or their operation.

Section 4.13 Intentionally Left Blank.

Section 4.14. Contracts, Leases, Etc. The Company is not, and, to the knowledge of Sellers, no other party is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any material contract to which the Company is a party and to the knowledge of

Seller, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder.

Section 4.15 Intentionally Left Blank.

Section 4.16. Taxes. The Company has duly and timely filed with the appropriate governmental agencies (federal, state, local and foreign) all tax and other returns required to be filed by it. The Company has paid, or has made sufficient provision for the payment of, all taxes required (i) to be paid by it for all fiscal and other applicable tax periods which have ended or (ii) to be accrued for the portion of the current fiscal or other current applicable tax period up to the day prior to the Closing Date. No deficiencies for any taxes have been asserted in writing or assessed against the Company which remain unpaid and which individually or in the aggregate are material to the Condition.

Sections 4.17 and 4.18 Intentionally Left Blank.

Section 4.19. Overtime, Back Wage, Vacation, Discrimination, and Occupational Safety Claims. Except as disclosed to Purchaser on or prior to the Closing Date, to the knowledge of Sellers, there are no outstanding claims against the Company (whether under federal, state or foreign law, under any employment agreement, union labor contract or otherwise) asserted by any present or former employee of the Company on account of or for (i) overtime pay, other than overtime pay for work done during the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) any amount of vacation pay or pay in lieu of vacation time, other than vacation time or pay in lieu thereof earned in or in respect of the current fiscal year; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. To the knowledge of Sellers, no person or party has asserted or threatened to assert any claims against the Company under or arising out of any statute, ordinance or regulation relating to discrimination or occupational safety in employment or employment practices (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, or the Age Discrimination in Employment Act of 1967, as amended).

Section 4.20. Pension and Other Employee Benefit Plans. As to each such employee benefit plan maintained by the Company, each of the following is true:
(i) all amounts due from the Company as contributions to the date hereof have been paid or accrued on their books; (ii) the Company and any Affiliated Company (as hereinafter defined) have performed or satisfied all material obligations required to be performed or satisfied by them under, and are not in default under or in violation of, any such plan and, to the best of Sellers' knowledge, no other party is in default thereunder or in violation thereof;

(iii) the Company and any Affiliated Company are in compliance in all material respects with the requirements (including reporting and disclosure requirements applicable to them) prescribed by all statutes, orders or governmental rules or regulations applicable to such plans; and (iv) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to Sellers' knowledge, threatened, against any such plan or against the assets of any such plan. For purposes of this Section 4.20, "Affiliated Company" shall mean any member whether or not incorporated) of a group which is part of a controlled group of corporations or under common control (within the meaning of the regulations promulgated under Section 414 of the Code) and of which the Company is a member.

Section 4.21.  Contracts with Affiliates.  Except as disclosed to Purchaser  on or prior to the Closing Date, there are no contracts, obligations or arrangements between the Company and any Affiliate, director, officer, shareholder or employee of the Company, or any Affiliate of any such person.

Section 4.22. Commission. Neither the Sellers nor anyone acting on their behalf has made any agreement or taken any action which may cause anyone claiming through Sellers to become entitled to a commission as a result of the sale of the Shares or the consummation of the other transactions contemplated by this Agreement or the Employment Agreements.

Section 4.23.  Statements and Other Documents Not Misleading.
Neither this Agreement, nor any financial statement, document or other instrument heretofore or hereafter furnished by Sellers to Purchaser in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. There is no fact known to Sellers which would materially adversely affect the Condition which has not been set forth in writing to Purchaser.
                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES RESPECTING PURCHASER

Purchaser represents and warrants to the Sellers as follows:

Section 5.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

Section 5.2. Due Authorization. The execution and delivery of this Agreement, the Escrow Agreement and the Employment Agreements by Purchaser and the purchase of the Shares and performance of the obligations of Purchaser contemplated hereby, by the Escrow Agreement and by the Employment Agreements have been duly and validly authorized by all necessary corporate and shareholder action. Purchaser has the corporate right, power and authority to enter into and perform this Agreement, the Escrow Agreement and the Employment Agreements, and this Agreement, the Escrow Agreement and Employment Agreements constitute, the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

Section 5.3. Conflict With Other Instruments. The execution, delivery and performance of this Agreement, the Escrow Agreement and the Employment Agreements by Purchaser will not contravene any provision of the certificate of incorporation or by-laws of Purchaser and will not result in a breach of, or constitute a default under, any agreement or other document to which Purchaser is a party or by which Purchaser is bound, or any decree, order or rule of any court or governmental agency or any provision of applicable law which is binding on Purchaser.

Section 5.4. Government and Third-Party Approvals. No consent by, approval or authorization of or filing, registration or qualification with any federal, state or local authority, or any corporation, person or other entity (including any party to any contract or agreement with Purchaser) is required for the execution, delivery or performance of this Agreement, the Escrow Agreement or the Employment Agreements by Purchaser or in connection with Purchaser's consummation of the transactions contemplated hereby and thereby.

Section 5.5. Commission. Neither Purchaser nor anyone acting on its behalf has made any agreement or taken any action which may cause anyone claiming through Purchaser to become entitled to a commission as a result of the purchase of the Shares or the consummation of the other transactions contemplated by this Agreement or the Employment Agreements.

Section 5.6 Acquisition of Shares for Investment. Purchaser is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares.

Section 5.7  SEC Filings, Financial Statements.

     (a) DCI has made available to the Sellers all forms, reports and documents filed with the Securities and Exchange Commission ("SEC") since January 1, 1995 and all amendments and supplements to all such reports filed by the Company with the SEC (collectively, the "DCI SEC Reports"). The DCI SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the DCI SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presented the financial position of DCI as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

Section  5.8   DCI  Shares.   The DCI Shares to  be  issued  pursuant  to  this
Agreement will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens.

                                  ARTICLE VI
                      CERTAIN COVENANTS AND OTHER MATTERS

Section 6.1. Corporate Examinations and Investigations. Between the date hereof and the Closing Date, the Company agrees to cooperate (and to cause its officers, employees, consultants, agents, attorneys and accountants to cooperate) fully with Purchaser and with Purchaser's counsel, accountants and representatives in the conduct of a due diligence investigation of the Company from financial, legal, environmental, insurance, valuation, solvency and any other perspectives and, in connection with such due diligence investigation, to grant to Purchaser and such representatives access to the properties, records and, with the prior consent of the Company (which shall not be unreasonably withheld), employees, customers, creditors, vendors and suppliers of the
Company. If, upon any such such investigation, Purchaser learns of any circumstances constituting a breach of any of the representations, warranties, covenants or agreements of Sellers or otherwise adversely effect the business of the Company, Purchaser's sole remedy shall be to notify Sellers in writing, prior to the Closing Date, of its intention not to proceed with the Closing and, unless Sellers agree in their sole discretion to correct any such breach or adverse circumstances prior to the Closing Date and such breach or adverse circumstances is in fact corrected to Purchaser's satisfaction, the transactions contemplated hereby shall unwind and the parties shall have no further liability or obligation to each other pursuant to this Agreement.

Section 6.2. Confidentiality Agreement. Unless otherwise agreed to in writing by Sellers or, except as provided below, as otherwise required by law, Purchaser agrees for itself, its agents and employees to (i) keep all Proprietary Information (as hereafter defined) confidential and not to disclose or reveal any Proprietary Information to any person other than its officers, directors, partners, affiliates, employees, attorneys, accountants, other agents and representatives who are participating in the evaluation of the Company and the transactions contemplated hereby, provided that any such persons shall first agree to be bound by the provisions of this Section 6.2 and

(ii) not use the Proprietary Information for any purpose other than in connection with the evaluation and/or consummation of the transactions contemplated hereby and (iii) in the event of a disclosure of any Proprietary Information required by law to notify Sellers in writing as promptly as practicable prior to any such disclosure and to cooperate with Sellers to the extent legally permissible in restraining any such disclosure. As used herein, the term "Proprietary Information" means confidential information about the Company furnished to Purchaser by Sellers or on Seller's behalf; provided, however, that Proprietary Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Purchaser or any other person referenced above, in violation of this Agreement, or (ii) was available to Purchaser on a non-confidential basis prior to its disclosure by Sellers. The obligations of Purchaser under this
Section 6.2 shall continue in full force and effect, notwithstanding a termination of this Agreement, unless and until the Shares are released to DCI pursuant to and in accordance with the term of the Escrow Agreement. If the Shares are not released to DCI pursuant to the Escrow Agreement, Purchaser will, upon the request of Sellers, destroy or return to Sellers all Proprietary Information which is in writing or can otherwise be destroyed or returned.

Section 6.3 Intentionally Left Blank.

Section 6.4. Consents, Further Assurances. Consistent with the terms and conditions hereof, each party hereto will use its best efforts to execute and deliver such other documents and take such other actions as reasonably requested by the other party to fulfill the conditions precedent to the obligation of the other party to consummate the purchase and sale of the Shares or as the other party hereto may reasonably request in order to carry out this Agreement and the transactions contemplated hereby. Purchaser and Sellers shall use their best efforts and will cooperate with each other to the extent reasonably necessary to obtain all consents, approvals and waivers, if any, from third parties required to consummate the transactions contemplated hereby or which, if not obtained, would materially adversely affect the Condition or the operation of the Company or the Assets.

Section 6.5. Conduct of Business Prior to the Closing. Between the date of this Agreement, and the termination of the escrow period provided for in the Escrow Agreement:

     (a) The Company shall conduct its business, operations, activities and practices (including, without limitation, its maintenance and management of Cash) in the usual and ordinary course, consistent with its past practices;

     (b) The Sellers shall not take and shall use their best efforts not to suffer or permit any action which would render untrue any of the representations or warranties of Sellers herein contained, and Sellers shall make all reasonable efforts not to omit to take any action the omission of which would render untrue any such representation or warranty;

     (c) The Sellers shall use their best efforts to (i) preserve the Company's business organization intact; (ii) keep available to the Company and to Purchaser the present services of the Company's employees; (iii) preserve for the Company and Purchaser the goodwill of the Company's suppliers and customers and others with whom material business relationships exist; (iv) maintain its tangible property in the same condition as it now exists, ordinary wear and tear excepted; (v) maintain its insurance policies in full force and effect; and (vi) maintain in full force and effect all agreements, licenses, permits, authorizations and approvals necessary for the operation of the Company;

     (d) The Company shall not grant or otherwise make, or agree to grant or otherwise make, any increase in the compensation payable or to become payable by it to any employees other than in accordance with past practices;

     (e) The Company shall not sell or dispose of any of its assets used or useful in the operation of the business of the Company (otherwise than in the ordinary course of business consistent with past practice);

     (f) The Company shall not enter into any agreement not in the ordinary course of business; and

     (g) The Company shall not cancel, waive or modify any material claims or rights owned by, or running in favor of, it, which claims or rights will be transferred to Purchaser.

Section 6.6 Intentionally Left Blank.

Section 6.7. Notice to Purchaser. Sellers covenant and agree to provide Purchaser with immediate notice of any occurrence prior to the Closing Date which could adversely affect the Condition.

Section 6.8. No Voluntary Bankruptcy Filing. Sellers covenant and agree that they will not cause the Company to institute any bankruptcy, reorganization, arrangement or insolvency proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors on or prior to the termination of the escrow period provided for in the Escrow Agreement.

Section 6.9. Restriction on Certain Discussions and Actions. Sellers agree that until the termination of the escrow period provided for in the Escrow Agreement they will refrain, and will direct and cause the officers, directors, affiliates, employees, attorneys, accountants and other agents and representatives of the Company to refrain, from taking any action, directly or indirectly, to solicit, encourage, initiate or participate in any way in discussions or negotiations with, or furnish any information with respect to the Company or, the Assets to, any person or other entity (other than Purchaser and its representatives) in connection with any possible or proposed sale of capital stock, sale of a substantial portion of the assets, merger or other business combination involving the Company, or the acquisition of a substantial equity interest in the Company, the Assets or any similar transaction involving the Company, the Shares or the Assets. The Sellers agree that they will not (without Purchaser's prior written consent) disclose this Agreement or the matters referred to herein to any other prospective acquirer of the Company, the Assets or the Shares until after the Closing Date.

Section 6.10 Intentionally Left Blank.
Section 6.11   Securities Law Restrictions on Transfers;
               Registration Rights.

     (a) The Selling Stockholders understand that the offer and/or sale of the DCI shares constituting the Transaction Consideration (the "Registered Shares") to the Selling Stockholders is going to be registered under the Securities Act by reason of an S-1 Registration Statement and the Purchaser will use its best efforts to effect the registration and the sale of such Registration Shares with the intended method of disposition thereof, and pursuant thereto Purchaser will as expeditiously as possible:

          (1) Prepare and file with the Securities and Exchange Commission a registration statement (which shall be, to the extent Purchaser is permitted to do so under applicable rules promulgated by the Securities and Exchange Commission, a short-form registration statement) with respect to such Registerable Shares and use its best efforts to cause such registration statement to become effective;

          (2) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not more than 30 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method of distribution by the sellers thereof set forth in such registration statement;

          (3) Furnish to each seller of the Registerable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus, if any) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Shares owned by such seller;

          (4) Use its best efforts to register or qualify such Registerable Shares under such jurisdiction (not to exceed five) as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Shares owned by such seller provided that Purchaser will not be required to:

               (i)  qualify generally to do business in any
                    jurisdiction where it would not otherwise be required to qualify but for this subparagraph;

               (ii) subject itself to taxation in any
                    jurisdiction where it would not otherwise be subject to taxation but for this subparagraph;

               (iii)consent to general service of process
                    in any jurisdiction where it would
                    not otherwise be subject to process
                    but for this subparagraph;

          (5) Notify each seller of such Registerable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statement made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such seller, Purchaser will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

          (6) Enter into any such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of the Registerable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such registered Registerable Shares;

          (7) Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such underwriter, all financial and other records, pertinent corporate documents and properties of Purchaser, and cause Purchaser's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

          (8) In connection with any registration statement in which a holder of Registerable Shares is participating, each such holder will furnish to Purchaser in writing such information and affidavits as Purchaser reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Purchaser, its directors and officers and each person who controls Purchaser (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any statement thereof or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify as set forth herein will be several, not joint and several, among such holders of Registerable Shares and the liability of each such holder of Registerable Shares will be in proportion to and limited to the net amount received by such holder from the sale of the Registerable Shares pursuant to such registration statement.

Section 6.12. Change of Control of Purchaser. Any business combination or any other change or circumstance affecting Purchaser that is contemplated to take place between the Closing Date and the closing of the Put Option whose occurrence or existence would effectuate a change of control including a change in the current decision making authority and the weight thereby of those individuals currently on the Board of Directors of Purchaser, must first be approved by Sellers in writing.


                                  ARTICLE VII
                   CONDITIONS TO THE OBLIGATION OF PURCHASER

The obligation of Purchaser to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by Purchaser:

Section 7.1. Representations and Warranties True. The representations and warranties of Sellers contained in this Agreement and any closing documents delivered by Sellers in connection with this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the Closing Date as though made at such time, and Sellers shall have delivered to Purchaser a certificate to that effect.

Section 7.2. Performance of Obligations. The obligations of the Sellers to be performed by them on or before the Closing pursuant to the terms of this

Agreement shall have been duly performed and complied with in all material respects and, at the Closing, Sellers shall have delivered to Purchaser a certificate to that effect.

Section 7.3. Consents. All consents, approvals and waivers from third parties (including, without limitation, lenders) and government agencies required to consummate the transactions contemplated hereby, shall have been obtained.

Section 7.4. Absence of Litigation. There shall not be any litigation or proceeding, pending or threatened (including, without limitation, any litigation or proceeding arising under antitrust or securities laws), to restrain or invalidate the sale and purchase of the Shares or the other transactions contemplated herein, and no action or proceeding shall be pending or, to the knowledge of Sellers, threatened against Sellers or the Assets, at law or in equity, before any federal or state court or governmental commission or in arbitration or by or before any administrative agency, which action or proceeding would materially adversely affect the Condition, nor shall any judgments, consents, injunctions or any other judicial or administrative mandates be outstanding against Sellers which would materially adversely affect the Condition.

Section 7.5. Certified Resolutions. Purchaser shall have received a certified copy of the resolutions of the Board of Directors and of the shareholders (if necessary) of the Company authorizing and approving the execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated herein and therein.

Section 7.6. Certificates of Good Standing; Tax Lien Certificates. Purchaser shall have received a good standing certificate with respect to the Company dated not more than ten (10) days prior to the Closing Date from the appropriate governmental officials. Purchaser shall have received a tax clearance certificate dated not more than thirty (30) days prior to the Closing Date from the appropriate governmental officials in each jurisdiction where the Business is conducted.

Sections 7.7 and 7.8 Intentionally Left Blank.

Section 7.9. Delivery of Specified Documents. Sellers shall have delivered to Purchaser all of the documents and instruments specified in Section 3.1(b)(i) hereof, and shall have executed the Escrow Agreement in each case on or prior to the Closing Date.

Section 7.10. Opinion of Counsel for Sellers. Sellers shall have delivered to Purchaser an opinion or opinions of counsel dated the date of the Closing and satisfactory to Purchaser and its counsel.

                                 ARTICLE VIII
                    CONDITIONS TO THE OBLIGATION OF SELLERS

The obligation of Sellers to proceed with the Closing under this Agreement is subject to the satisfaction, on or prior to the Closing, of each of the following conditions, each of which may be waived by Sellers:

Section 8.1. Representations and Warranties True. The representations and warranties of Purchaser contained in this Agreement and any closing documents delivered by Purchaser in connection with this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects at the Closing Date as though made at such time and, at the Closing, Purchaser shall have delivered to Sellers a certificate to that effect signed by its President.

Section 8.2. Performance of Obligations. Each of the obligations of Purchaser to be performed by it on or before the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and, at the Closing, Purchaser shall have delivered to Sellers a certificate to that effect signed by its President.

Section 8.3. Consents. All consents, approvals and waivers from third parties (including, without limitation, lenders) and government agencies required to consummate the transactions contemplated hereby, shall have been obtained.

Section 8.4. Absence of Litigation. There shall not be any litigation or proceeding, pending or threatened (including, without limitation, any litigation or proceeding arising under antitrust or securities laws), to restrain or invalidate the sale and purchase of the Shares or the other transactions contemplated herein including without limitation, the issuance of the DCI Shares to the Selling Stockholders and the subsequent repurchase of same.

Section 8.5. Certified Resolutions. Sellers shall have received a certified copy of the resolutions of the Board of Directors and of the shareholders (if necessary) of Purchaser authorizing and approving the execution and delivery of this Agreement, the Employment Agreements and the Escrow Agreement and the consummation of the transactions contemplated herein and therein.


Section 8.6. Opinion of Counsel for Purchaser. Purchaser shall have delivered to Sellers an opinion of its counsel, Whitman Breed Abbott & Morgan, dated the date of the Closing and satisfactory to Seller and its counsel.


Section 8.7 Delivery of Specified Documents. Purchaser shall have delivered to Sellers all of the documents and instruments specified in Section 3.1(b)(ii) hereof, and shall have executed the Escrow Agreement in each case on or prior to the Closing Date.
                                  ARTICLE IX
                       POST-CLOSING COVENANTS OF SELLERS

Sections 9.1 and 9.2 Intentionally Left Blank.


                                   ARTICLE X
                      POST-CLOSING COVENANTS OF PURCHASER

Section 10.1. Books and Records of the Company. Following the transfer of Shares to DCI under the Escrow Agreement, Purchaser agrees to permit Sellers and their representatives to inspect the books and records of the Company included in the Assets insofar as they relate to the period prior to the release of the Shares to DCI under and pursuant to the Escrow Agreement during regular business hours and at no expense to Purchaser in order for Seller and such representatives to obtain information relevant to Sellers' tax returns, third party claims or litigation involving Sellers, or as otherwise reasonably required for the conduct of Sellers' business. Purchaser agrees to maintain such books and records for a period of five (5) years after the Closing Date.


                                  ARTICLE XI
                      SURVIVAL; INDEMNIFICATION; EXPENSES

Section 11.1.  General Indemnification.

     (a) Sellers agree to (i) indemnify, defend and hold harmless Purchaser, and, (provided the Shares have been released to Purchaser under and pursuant to the terms of the Escrow Agreement), the Company and each of the directors, officers, employees, affiliates, agents and shareholders of Purchaser and subject to the above proviso, the Company, from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from (x) any inaccuracy of any representation or warranty of Sellers which is contained in or made pursuant to this Agreement (except as otherwise set forth in Section 6.1 of this Agreement), the Escrow Agreement or its respective Employment Agreement or any other agreement or instrument executed in connection with the transaction contemplated hereby or thereby (y) any breach by Seller of any of their agreements or obligations contained in or made pursuant to this Agreement (except as otherwise set forth in Section 6.1 of this Agreement) or any other such agreement, and (z) any Liability of Sellers that, pursuant to a written instrument executed by Purchaser and acknowledged and agreed to by Sellers is expressly not assumed by Purchaser ; and (ii) reimburse Purchaser, and, (provided the Shares have been released to Purchaser under and pursuant to the terms of the Escrow Agreement), the Company, and each of the directors, officers, employees, affiliates, agents and shareholders of

Purchaser and, subject to the above proviso, the Company, for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses (as defined below)). As used in this Section 11.1, "Legal Expenses" of a person shall mean any and all reasonable and necessary out-of-pocket fees, costs and expenses of any kind incurred by such person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim. Notwithstanding the foregoing, it is acknowledged and agreed that neither Selling Stockholder shall be liable for any inaccuracy or breach of any representation, warranty or covenant of the other Selling Stockholder or for any breach by such other Selling Stockholder of any of its agreements or obligations or for any Liability of such other Selling Stockholder and Purchaser and each such other indemnified party agrees to look solely to such other Selling Stockholder in any such events.

     (b) Purchaser hereby agrees to (i) indemnify, defend and hold harmless the Selling Stockholders and, unless and until the Shares have been released to Purchaser under and pursuant to the terms of the Escrow Agreement, the Company, and each of the directors, officers, employees, affiliates, agents and shareholders of the Selling Stockholders and, subject to the above condition, the Company, from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from (w) any inaccuracy of any representation or warranty of Purchaser which is contained in or made pursuant to this Agreement, the Escrow Agreement or the Employment Agreements or any other agreement or instrument executed in connection with the transactions contemplated hereby or thereby, (x) any breach by Purchaser of any of its agreements or obligations contained in or made pursuant to this Agreement or any other such agreement (except as otherwise provided in Section 2.2(d) of this Agreement, and (y) any liability of Sellers which Purchaser assumes pursuant to this Agreement; and (ii) reimburse the Selling Stockholders and, unless and until the Shares have been released to Purchaser under and pursuant to the terms of the Escrow Agreement, the Company, and each of the directors, officers, employees, affiliates, agents and shareholders of the Selling Stockholders and, subject to the above condition, the Company for any and all fees, costs and expenses of any kind related thereto (including, without limitation, any and all Legal Expenses).

     (c) Promptly after receipt by any person entitled to indemnification under this Section 11.1 (an "indemnified party") of notice of the commencement of any action in respect of which the indemnified party will seek indemnification hereunder, the indemnified party shall so notify in writing the person(s) from whom indemnification hereunder is sought (collectively, the "indemnifying party"), but any failure so to notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under this Section 11.1 except to the extent that the indemnifying party's ability to defend such claim is materially prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such action and to assume control of such defense; provided, however, that:

          (i) the indemnified party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

          (ii)the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such claim or ceasing to defend against such claim;

          (iii)the indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from liability in respect of such claim;


          (iv)the indemnifying party shall not be entitled to control but shall be entitled to participate at its own expense in the defense of, and the indemnified party shall be entitled to have sole control at the expense of the indemnifying party over, the defense or settlement of any claim to the extent the claim either (A) seeks an order, injunction or other equitable relief against the indemnified party which, if successful, would materially and adversely affect the business, operations, assets, condition or prospects of the indemnified party, (B) involves a possible imposition of any criminal liability or penalty or material civil penatly or (C) involves a conflict of interest between the indemnified and the indemnifying parties.

     (d) After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such action, the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party in connection with the defense thereof except as otherwise provided in Section 11.1 (c) (iv) above. If the indemnifying party does not assume control of the defense of such claims as provided in this Section 11.1, the indemnified party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this
     Section 11.1.

     (e) Any other provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and in any certificates, documents or instruments delivered pursuant to this Agreement and the indemnification obligations of the parties set forth in this Article XI shall survive for up to one year after the Closing Date, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date and regardless of the fulfillment of any condition to Closing set forth in
     Section 7 or 8 hereof.


                                  ARTICLE XII
                                  TERMINATION

Section 12.1. Termination. This Agreement may be terminated prior to the Closing as follows:

     (i) at the election of Purchaser, if any one or more of the conditions set forth in Article VII to its obligation to proceed with the Closing has not been fulfilled on the Closing Date;

     (ii) at the election of Sellers, if any one or more of the conditions set forth in Article VIII to their obligation to proceed with the Closing has not been fulfilled on the Closing Date;

     (iii) at the election of Purchaser, if Sellers have breached, any representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

     (iv)  at  the  election  of  Sellers,  if  Purchaser  has  breached,   any
representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Closing Date;

     (v) at the election of Purchaser or Sellers, if any legal proceeding is commenced or threatened by any governmental or regulatory body or other person (other than Purchaser or Sellers) directed against the consummation of the Closing and either Purchaser or Seller, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof, taking into account the potential expense and delay likely to be involved;

     (vi) at any time on or prior to the Closing Date, by mutual written consent of Purchaser and Sellers; or

     (vii) at the election of Purchaser or Sellers, if the Closing has not occurred on or prior to 30 days from the execution of this Agreement; or

     (viii) At the election of Purchaser in accordance with Section 6.1 of this Agreement.

If this Agreement so terminates, it shall become null and void and have no further force and effect, except as provided in Section 12.2.

Section  12.2.  Survival.  If this Agreement is validly terminated pursuant  to
Section 12.1 and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect except that the indemnification obligations set forth in Article XI shall survive for up to one year from the date of termination; provided, however, that if this Agreement is validly terminated pursuant to Section 12.1 or if the transactions contemplated hereby (including the transfer of the Shares to the Purchaser pursuant to the Escrow Agreement) are not consummated for any reason, the provisions of Section 6.2 relating to the obligation of Purchaser to keep confidential and not to use certain information obtained by it from Sellers and to return documents and copies thereof to Sellers and the provisions of Section 12.3 relating to responsibility for expenses shall survive. No party hereto shall have any liability to any other party in respect of a valid termination of this Agreement pursuant to Section 12.1, except to the extent set forth above.

Section 12.3. Expenses if No Closing. If the Closing does not occur, then, subject to Section 2.2(d) and Section 3.1(c) hereof all costs and expenses incurred in connection with this Agreement shall be paid by the person incurring such expenses, i.e., by Purchaser if incurred by Purchaser and by Sellers if incurred by Sellers.


                                 ARTICLE XIII
                                    GENERAL

Section 13.1. No Tax Representations. Sellers and Purchaser agree that no representation or warranty has been made by them as to the tax consequences of the transactions contemplated by this Agreement or the results of the allocation of the amount of, or the consideration comprising, the Transaction Consideration, that each is engaging separate counsel with respect to such tax consequences, and that each is assuming its own respective tax liability, if any, arising out of this Agreement or the consummation of the transactions contemplated hereunder.

Section 13.2.  Regarding the Representations and Warranties.

     (a) Independence. Each of the representations and warranties made by Sellers in Article IV is independent of the other representations and warranties made therein, and each of the representations and warranties made by Purchaser in Article V is independent of the other representations and warranties made therein.

     (b) Knowledge Qualification. Whenever a representation or warranty is made herein based on the knowledge of Sellers or Purchaser (as the case may be) such representation or warranty is made based on the actual knowledge of Sellers or Purchaser (as the case may be).

Section 13.3. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto, except that Purchaser, without the consent of Sellers, may assign any or all of its rights under this Agreement to an assignee of Purchaser; provided that such assignment shall not relieve Purchaser of any of its liabilities and obligations to Sellers hereunder.

Section 13.4. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

Section 13.5.  Dispute Resolution.

     (a) Good-Faith Negotiations. If any dispute arises under this Agreement (other than a dispute under Section 2.6) that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party.
If  the  parties are unable to resolve the dispute between them  within  twenty
(20) business days (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then any such disputes shall be resolved in the following manner. For purposes of this Section 13.5, Sellers shall be deemed to be a single "party."

     (b) Binding Arbitration. All claims, disputes, controversies and other matters in question between the parties to this Agreement, arising out of, or relating to this Agreement, or the breach thereof (other than with respect to a dispute under Section 2.6) and which cannot be resolved by the parties shall be settled by binding arbitration in accordance with this Agreement and the following procedure:

          (i) Any arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association then in effect. Said rules shall apply to the conduct of such arbitration and, in addition, each party shall have the right to take discovery of the other party by any or all methods provided in the Federal Rules of Civil Procedure. The arbitrators may upon request exclude any evidence not made available to the other party pursuant to a proper discovery request from being used in the arbitration proceeding.

          (ii) Either party shall serve upon the other party by certified mail a written demand that the claim, dispute or controversy be arbitrated, specifying in reasonable detail the nature of the dispute or claim to be submitted to arbitration. The demand, which shall be effective upon receipt and shall be made within a reasonable time after the claim, dispute or controversy has arisen.

          (iii) Within thirty (30) days after service of a demand for arbitration, the parties shall attempt to agree upon a single arbitrator.

          (iv) In the event the parties cannot agree upon a single arbitrator, either party may request the American Arbitration Association ("AAA") to appoint an arbitrator in accordance with its rules, subject to the qualifications specified herein; except that if the parties fail to agree upon an arbitrator from the persons named by the AAA or if for any reason the appointment cannot be made from the lists submitted by the AAA, then each party shall appoint an arbitrator within seven (7) days thereafter and the third arbitrator shall be appointed by the AAA.

          (v)  The arbitration proceeding shall be held in New York, New York.

     (c)   Scope  of  Arbitration.  The arbitrators  shall  have  no  power  or authority to add to or detract from the agreements of the parties. The arbitrators shall have no authority to award punitive, exemplary, consequential, special, indirect or incidental damages.

     (d) Payment Dispute. In case of any dispute as to the amount of any payment, the part not in dispute shall be promptly paid.

     (e) Expenses of Arbitration. The expenses of arbitration shall be borne equally by Purchaser and the Selling Stockholders unless the arbitrators determine that one of the parties has not proceeded in good faith with respect to the matters submitted for arbitration, in which case such party shall bear fully the expenses of arbitration.

Section 13.6. Notices. All notices, requests, demands, waivers, consents, approvals, or other communications which are required or permitted hereunder shall be in writing and shall be delivered personally, sent by reputable overnight courier service (such as Federal Express), sent by telecopier, or sent by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth below:

          If to Purchaser:
          DCI Telecommunications, Inc.
          PO Box 320334
          Fairfield, CT  06432-0334
          Telecopier: (203) 375-8953

          With a copy to:
          David P. Tuttle
          Whitman Breed Abbott & Morgan
          100 Field Point Road
          Two Greenwich Plaza
          Greenwich, Connecticut  06830
          Telecopier: (203) 869-1951

          If to Sellers:
          Muller Media, Inc.
          11 East 47th Street
          New York, New York 10017-1919
          Attn: Robert Muller
          Telecopier: (212) 317-0102


          With a copy to:
          Jordan E. Ringel, Esq.
          Pavia & Harcourt
          600 Madison Avenue
          New York, New York 10022
          Telecopier: (212) 980-3185

or to such other address or telecopier number as the party entitled to receive such notice may, from time to time, specify in writing to the other party.

Section 13.7. Governing Law. This Agreement shall be governed as to its validity, interpretation and effect by the laws of the State of New York.

Section 13.8. No Third-Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any person other than the signatories hereto nor shall any such provision be enforceable by any other person.

Section 13.9. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.10 Intentionally Left Blank.

Section 13.11. Section Headings. All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.12. Contents of Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the transaction contemplated hereby and shall not be amended or terminated except by a written instrument duly executed by each of the parties hereto. Any and all prior or contemporaneous agreements or understandings between the parties regarding the subject matter hereof are superseded in their entirety by this Agreement.

Section 13.13. Counterparts. This Agreement may be executed in two or more fully executed counterparts, each of which shall be deemed an original, but all of such counterparts together shall constitute but one and the same instrument.

Section 13.15. Press Releases. Prior to the Closing, except as may be required by law, (i) Purchaser shall not issue a press release or make any other public announcement concerning this Agreement or its subject matter without advance written approval thereof by Sellers, and (ii) Sellers shall not issue a press release or make any other public announcement concerning this Agreement or its subject matter without advance written approval thereof by Purchaser.
IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

                         MULLER MEDIA, INC.



                         By:   Robert Muller

                         Name:  Robert Muller

                         Title: President



                         Robert Muller
                         -------------
                         ROBERT MULLER

                         Daniel Mulholland
                         _________________
                         DANIEL MULHOLLAND

                         DCI TELECOMMUNICATIONS, INC.

                         By:  Joseph J. Murphy

                         Name: Joseph J. Murphy

                         Title: President & CEO

                                  SCHEDULE A


               Robert Muller - 80%

               Daniel Mulholland - 20%

                              Muller Media, Inc.
                                 Balance Sheet
                                 June 30, 1996

ASSETS

CURRENT ASSETS:
  Cash in banks and equivalents                   $  992,872
  Marketable securities                               44,101
  Contracts receivable                             1,305,614
  Prepaids & miscellaneous receivable                 23,358
                                                  ----------
                                                   2,365,945

  Contracts receivable - non-current                 343,457
  Furniture and fixtures                              33,287
  Security deposit                                    10,300
                                                  ----------
                                                  $2,752,989

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                    26,663
  Participations payable                           1,109,465
  Income taxes currently payable                     140,202
                                                  ----------
                                                   1,276,330

  Participations payable - non-current               294,921
  Deferred income taxes                              246,029
                                                  ----------
                                                   1,817,280

STOCKHOLDER'S EQUITY:
  Capital stock                                        1,000
  Retained earnings                                  934,709
                                                  ----------
                                                     935,709

                                                  $2,752,989

See accountant's compilation report and notes to financial statements

                              Muller Media, Inc.
                   Statement of Income and Retained Earnings
                    For the Six Months Ended June 30, 1996


Revenue                                      $ 1,486,127
Costs related to revenue:
 Participations                                  872,696
                                             -----------
Net Revenue                                      613,431

Selling, General & Administrative Expenses:
  Officers salary                                 95,000
  Other salaries                                  59,365
  Payroll taxes and fringe benefits               15,882
  Sales commissions                               59,949
  Selling and promotion                           45,209
  Rent                                            14,000
  Office                                          19,388
  Telephone                                       12,014
  Professional Fees                                8,618
  Insurance                                        2,416
  Miscellaneous taxes                                504
  Depreciation                                     5,452
                                             -----------
     Total expenses                              337,797

  Income before investment income
    and income taxes                             275,634

  Investment Income                               22,151
                                             -----------
  Income before income taxes                     297,785

  Income Taxes                                   146,102
                                             -----------
  Net Income                                     151,683

  Retained earnings- beginning of year           787,995
   Unrealized losses on marketable securities     (4,969)
                                             -----------
  Retained earnings - end of year             $  934,709


    See accountant's compilation report and notes to financial statements.

                              Muller Media, Inc.
                            Statement of Cash Flows
                    For the Six Months Ended June 30, 1996


Cash flows from operating activities:
Net Income                                              $ 151,683
Adjustments to reconcile net loss to
  net cash provided by operating activities:
Depreciation                                                5,452
(Increase) decrease in:
 Contracts receivable                                     (98,277)
 Prepaids and miscellaneous receivable                    (22,508)
Security deposits                                          (7,500)

Increase (decrease) in:
Accounts payable                                          (98,320)
Participations payable                                    173,221
Income taxes payable                                      120,221
Deferred revenue                                         (109,050)
                                                       ----------
Net cash provided by operating activities                 114,922
                                                       ----------

Cash (used in) investing activities:
Purchase of furniture and equipment                        (4,731)
                                                       ----------
Net increase in cash and equivalents                      110,191

Cash and equivalents - beginning of period                882,681
                                                       ----------
Cash and equivalents - end of period                   $  992,872
                                                       ----------
Supplemental information:
Income taxes paid                                      $   25,881
                                                       ----------


     See accountant's compilation report and notes to financial statements

                      MULLER MEDIA, INC.
               NOTES TO FINANCIAL STATEMENTS
                        JUNE 30, 1996

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of Muller Media, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company packages motion pictures and other entertainment events for distribution to United States television and cable stations.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of ninety days or less to be cash equivalents.

Concentration of Credit Risk

Financial Instruments that potentially subject the Company to concentrations of credit risk consist principally of cash in financial institutions exceeding Federally insured limits amounting to approximately $793,000.

Revenue Recognition

Revenue from the distribution of motion pictures and other entertainment events is recognized upon commencement of the station's license period. The Company, as of September 6, 1996, had executed license agreements totaling approximately $2,695,000, whose license period will begin after June 30, 1996.

The related participation expense is recorded as the revenue is recognized.

In addition, the Company advances participations to producers of motion pictures and entertainment events. These advances are charged to operations by amortizing them over their estimated revenue streams.

Deferred Income Taxes

For income tax reporting, the Company uses the installment method. This method recognizes revenue and their related expenses over the installments paid by the television stations to the Company usually over twenty-four to thirty-six months. Deferred income taxes have been recorded for the excess of financial statement revenue and the related expenses over the installment method used for income tax purposes:

Furniture and Equipment

Furniture and equipment are carried at cost. Depreciation of furniture and equipment is provided using the straight-line method at rates based on the estimated useful lives of five to seven years.

NOTE 2 - FURNITURE AND EQUIPMENT

Furniture and equipment as of June 30, 1996 consisted of:

         Furniture and equipment            $102,176
         Less: Accumulated depreciation       68,889
                                             -------
                  NET                         33,287

NOTE 3 - MARKETABLE SECURITIES

Cost and fair value of marketable securities at June 30, 1996 are as follows:

         Marketable securities - at cost     $49,069
         Unrealized losses                    (4,969)
                                             -------
             Fair value at June 30, 1996     $44,100

NOTE 4 - LOAN PAYABLE - BANK

In August, 1995 the Company paid off its bank loan and renegotiated its credit arrangement with the bank by establishing a credit line of $150,000 bearing interest at 1% over the bank's prime interest rate.

The bank has a security interest in all of the personal property of the Company.

The credit line is guaranteed by Mr. Robert Muller. Mr. Muller owns 100% of the outstanding capital stock of the Company. As of June 30, 1996 the Company has not borrowed any funds from the bank.

NOTE 5 - LEASE COMMITMENT

In July, 1996 the Company began to conduct its operations from a facility that is leased under a three year agreement expiring in June, 1999. There is an option to renew the lease for an additional two years at an increased annual rental.

The annual rent under this lease is $45,000. In addition the lease has an escalation clause relating to real estate taxes. Rent expense for the six months ended June 30, 1996 was $14,000.

NOTE 6 - PROFIT SHARING PLAN

The Company has a profit sharing plan wherein it can contribute up to 15% of covered compensation per year. The Company made no contribution to the plan as of June 30, 1996.

                              Muller Media, Inc.
                                 Balance Sheet
                               December 31, 1995

ASSETS

CURRENT ASSETS:
  Cash in banks and equivalents                   $  882,681
  Marketable securities                               49,070
  Contracts receivable                             1,271,315
  Miscellaneous receivable                               850
                                                  ----------
                                                   2,203,916

  Contracts receivable - non-current                 279,479
  Furniture and fixtures                              34,008
  Security deposit                                     2,800
                                                  ----------
                                                  $2,520,203

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                   124,983
  Participations payable                           1,050,288
  Income taxes currently payable                       6,390
  Deferred revenue                                   109,050
                                                  ----------
                                                   1,290,711

  Participations payable - non-current               180,877
  Deferred income taxes                              259,620
                                                  ----------
                                                   1,731,208

STOCKHOLDER'S EQUITY:
  Capital stock                                        1,000
  Retained earnings                                  787,995
                                                  ----------
                                                     788,995

                                                  $2,520,203

See accountant's compilation report and notes to financial statements

                               Muller Media, Inc.
                   Statement of Income and Retained Earnings
                     For the Year Ended December 31, 1995


Revenue                                      $ 1,164,861
                                             -----------
Costs related to revenue:
 Participations                                  635,464
 Amortization of distribution rights
   and advances to producers                      73,619
                                             -----------
                                                 709,083

Net Revenue                                      455,778

Selling, General & Administrative Expenses:
  Officers salary                                230,000
  Other salaries                                  58,014
  Payroll taxes and fringe benefits               60,380
  Sales commissions                              113,108
  Selling and promotion                          103,306
  Rent                                            33,600
  Office                                          32,632
  Telephone                                       10,185
  Professional Fees                               12,103
  Insurance                                        8,287
  Interest                                         3,991
  Miscellaneous taxes                              1,512
  Depreciation                                    11,387
                                             -----------
                                                 678,505

  Loss before investment income
    and income taxes                            (222,727)

  Investment Income                               38,605
                                             -----------
  Loss before income taxes                      (184,122)

  Tax benefit from carryback of
     net operating loss                          (71,660)
                                             -----------
  Net Loss                                      (112,462)

  Retained earnings- beginning of year           900,457

                                             -----------
  Retained earnings - end of year             $  787,995


See accountant's compilation report and notes to financial statements.

                              Muller Media, Inc.
                            Statement of Cash Flows
                     For the Year Ended December 31, 1995


Cash flows from operating activities:
Net Loss                                               $ (112,462)
Adjustments to reconcile net loss to
  net cash provided by operating activities:
Depreciation                                               11,387
(Increase) decrease in:
  Contracts receivable                                  1,003,221
  Miscellaneous receivable                                 23,668
  Distribution rights and advances to producers            35,544

Increase (decrease) in:
  Accounts payable                                         80,878
  Participations payable                                 (644,035)
  Income taxes payable                                   (113,920)
  Deferred revenue                                        109,050
                                                       ----------
Net cash provided by operating activities                 393,331
                                                       ----------

Cash flows from investing activities:
Purchase of furniture and equipment and
  net cash (used in) investing activities                 (35,378)
                                                       ----------

Cash flows from financing activities:
Decrease in loan receivable - officer                      15,416
Reduction of bank loan                                    (59,689)
                                                       ----------
Net cash (used in) financing activities                   (44,273)

Net increase in cash and equivalents                      313,680

Cash and equivalents - beginning of year                  569,001
                                                       ----------
Cash and equivalents - end of year                     $  882,681
                                                       ----------
Supplemental information:
Income taxes paid                                      $   21,760
                                                       ----------

Interest Paid                                          $    3,991

See accountant's compilation report and notes to financial statements

                   MULLER MEDIA, INC.
             NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Muller Media, Inc. (the Company) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activity

The Company packages motion pictures and other entertainment events for distribution to United States television and cable stations.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of ninety days or less to be cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash in financial institutions exceeding Federally insured limits amounting to approximately $683,000.

Revenue Recognition

Revenue from the distribution of motion pictures and other entertainment events is recognized upon commencement of the station's license period. The Company, as of April 26, 1996, had executed license agreements totaling approximately $3,734,000, whose license period will begin after December 31, 1995.

The related participation expense is recorded as the revenue is recognized.

In addition, the Company advances participations to producers of motion pictures and entertainment events. These advances are charged to operations by amortizing them over their estimated revenue streams.

Deferred Income Taxes

For income tax reporting, the Company uses the installment method. This method recognizes revenue and their related expenses over the installments paid by the television stations to the Company, usually over twenty-four to thirty-six months. Deferred income taxes have been recorded for the excess of financial statement revenue and the related expenses over the installment method used for income tax purposes.

Furniture and Equipment

Furniture and equipment are carried at cost. Depreciation of furniture and equipment is provided using the straight-line method at rates based on the estimated useful lives of three to seven years.

NOTE 2 - FURNITURE AND EQUIPMENT

Furniture and equipment as of December 31, 1995 consisted of:

         Furniture and equipment          $97,445
         Less: Accumulated depreciation    63,437
                                          -------
                  NET                     $34,008

NOTE 3 - LOAN PAYABLE - BANK

In August, 1995 the Company paid off its bank loan and renegotiated its credit arrangement with the bank by establishing a credit line of $150,000 bearing interest at 1% over the bank's prime interest rate. The credit line will be reviewed by the bank annually.

The bank has a security interest in all of the personal property of the Company.

The loan is guaranteed by Mr. Robert Muller. Mr. Muller owns 100% of the outstanding capital stock of the Company. As of December 31, 1995 the Company has not borrowed any funds from the bank.

NOTE 4 - DEFERRED REVENUE

Deferred revenue, totaling $109,050, as of December 31, 1995 consists of down payments on contracts whose license periods begin after December 31, 1995.

NOTE 5 - LEASE COMMITMENT

The Company began renting office space in New York City on a month to month basis on a lease which expired in April, 1995. The total rent expense for 1995 was $33,600.

The Company plans to move to a new location in New York City sometime in the Summer of 1996. Current lease negotiations are now underway.

NOTE 6 - PROFIT SHARING PLAN

The Company has a profit sharing plan wherein it can contribute up to 15% of covered compensation per year. The contribution for the year ended December 31, 1995 was $42,000.

                         DCI Telecommunications, Inc.
                     Pro Forma Consolidated Balance Sheet
                 (to include acquisition of Muller Media, Inc.
                                  PAGE 1 of 2

                                  Muller Media
                      DCI          Year Ended                          Pro
                  Year Ended       (unaudited)        Adj.(a)         Forma
ASSETS          --------------    -------------     -----------     ---------
                March 31, 1996    June 30, 1996

Current Assets:
 Cash               $ 29,520         $ 992,872                      $1,022,392
 Accts Receive
  - trade            139,551         1,305,614                       1,445,165
  - shareholders      98,503                --                          98,503
 Deposits &
  marketable
  securities           3,520            54,401                          57,921
 Miscellaneous            --            23,358                          23,358
 Inventory            27,169                --                          27,169
                    --------         ---------                      ----------
Total Current
  Assets             298,263         2,376,245                       2,674,508
                    --------         ---------                      ----------
Contracts
 Receivable
  non-Current             --           343,457                         343,457
                    --------         ---------                      ----------
Property &
 Equipment           142,161           102,176                         244,337
Less: Accum.
      Deprec.         13,379            68,889                          82,268
Net Property
 & Equipment         128,782            33,287                         162,069
                    --------         ---------                      ----------
Other Assets
 - Goodwill               --                --       2,064,291       2,064,291
 - Copyrights      1,700,000                --                       1,700,000
 - Customer Base     653,752                --                         653,752
                    --------         ---------                      ----------
                   2,353,752         2,752,989                       4,418,043
Less: Accum.
      Amort.         191,547                --                         191,547
                    --------         ---------                      ----------
Net Other Assets   2,162,205                --       2,064,291       4,226,496
                    --------         ---------      ----------      ----------
 TOTAL ASSETS     $2,589,250        $2,752,989      $2,064,291      $7,406,530
                    --------         ---------      ----------      ----------

                         DCI Telecommunications, Inc.
                     Pro Forma Consolidated Balance Sheet
                 (to include acquisition of Muller Media, Inc.
                                  PAGE 2 of 2

                                        Muller Media
LIABILITIES &               DCI          Year Ended                    Pro
 SHAREHOLDERS           Year Ended       (unaudited)     Adj.(a)      Forma
 EQUITY               --------------    -------------  -----------   ---------
                      March 31, 1996    June 30, 1996
Current Liabilities:
Bank overdraft             $ 42,004               --                $  42,004
Notes &
 settlements payable        198,426               --                  198,426
Accounts payable            326,419           26,663                  353,082
Participations
  payable                        --        1,109,465                1,109,465
Accrued expenses & taxes      8,500          140,202                  148,702
                           --------        ---------               ----------
Total Current Liab          575,349        1,276,330                1,851,679
                           --------        ---------               ----------
Participations payable-
 non-current                     --          294,921                  294,921
Long Term Debt               84,380               --                   84,380
Deferred Income Taxes            --          246,029                  246,029
Commitments &  Conting.          --               --                       --

Shareholders' Equity:
 9.25% cumul.convert.,
  prefer.stock $100 par
  value,9,000,000 shares
  authorized, 29,076
  issued/outstanding;       305,000               --                 305,000
 Common stock, $.0001
  par value 500,000,000
  shares authorized
  2,376,014 issued &
  outstanding                   238            1,000     (880)(B)        358
 Paid in Capital          1,658,618               --    2,999,880  4,658,498
 Subscriptions for
  common stock               69,800               --                  69,800
 Treasury Stock                 (29)              --                     (29)
 Retained earnings (deficit)
 (since 12/31/95)          (104,106)         934,709    (934,709)   (104,106)
  Total Shareholders'
     Equity               1,929,521          935,709   2,064,291   4,929,521
                         -----------       ---------   ----------  ----------
Total Liab. &
Shareholders' Equity     $2,589,250       $2,752,989  $2,064,291  $7,406,530

(A) Record purchase price of Muller & eliminate Muller equity at acquisition.
(B) Eliminate Muller stock (1000) and record new stock issued (120).

                         DCI Telecommunications, Inc.
                Pro Forma Consolidated Statement of Operations
                 (to include acquisition of Muller Media, Inc.

                                  Muller Media
                      DCI          Year Ended                            Pro
                  Year Ended       (unaudited)        Adj.(a)           Forma
                --------------    -------------     -----------     ---------
                March 31, 1996    June 30, 1996

Net Sales           $814,016       $2,108,746                     $2,922,762
Cost of Sales        476,243        1,214,824                      1,691,067
                     -------       -----------                    -----------
   Gross Profit      337,773          893,922                      1,231,695
                     -------       -----------                    -----------
Selling, General
 & Admin Expenses    365,250          348,177                        713,427
Salaries & Comp.     338,217          326,079                        664,296
Professional Fees     55,497           15,868                         71,365
Consulting Fees       73,568              --                          73,568
Amort. & Depr.       191,924           54,700          103,214       349,838
                   ---------       -----------         --------   -----------
                   1,024,456          744,824          103,214     1,872,494
                   ---------       -----------         --------   -----------
Income (Loss)
 from Operations    (686,683)         149,098         (103,214)     (640,799)
                  ----------       -----------                    -----------

Other Inc. & (Expense):
 Interest Expense    (30,670)          (1,667)                       (32,337)
 Interest Income          --           45,543                         45,543
                  ----------       -----------                    -----------
                     (30,670)          43,876                         13,206
                  ----------       -----------                    -----------
Net Inc.(Loss)
 before Inc. Taxes  (717,353)         192,974         (103,214)     (627,593)
Income Taxes              --         (105,310)         105,310            --
                  ----------       -----------                    -----------
Net Income(Loss)   ($717,353)        $ 87,664         $  2,096     ($627,593)
Net (loss) per
 common share         ($0.37)                                         ($0.20)
                  ----------                                      -----------
                  ----------                                      -----------
Weighted average
 common shares
   outstanding     1,959,014                                       3,159,014
                  ----------                                      -----------

(a) Amortize goodwill over 20 years

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DCI Telecommunications, Inc.


                         Joseph J. Murphy
                         ___________________________
                         Joseph J.  Murphy
                         President
                         Date: January 7, 1997